Exhibit 23.3

SRK Consulting (U.S.), Inc. 1125 17th Street, Suite 600 Denver, CO 80202 United States T: +1 303 985 1333 F: +1 303 985 9947 denver@srk.com www.srk.com

February 23, 2026

MP Materials Corp.

1700 S. Pavilion Center Drive, Suite 800

Las Vegas, Nevada 89135

Attention: Ryan Corbett

 Chief Financial Officer

Dear Mr. Corbett:

Consent Letter – Mountain Pass Technical Report Summary

In connection with the Registration Statement on Form S-8 and any amendments or supplements and/or exhibits thereto (collectively, the “Form S-8”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SRK Consulting (U.S.), Inc. (“SRK”), hereby consents to:

(1)

the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of October 1, 2025, and a report date of February 16, 2026 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form S-8;

(2)

the use of and references to SRK’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form S-8 and any such Technical Report Summary; and

(3)

the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form S-8, to the extent it was prepared by SRK, that SRK supervised its preparation of and/or that was reviewed and approved by SRK, that is included or incorporated by reference to the Form S-8.

SRK is responsible for, and this consent pertains to the following sections of the Technical Report Summary:

•	Portions of Sections 1, 10, 14, 18, 22, 23, 24, and 25

•	Sections 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 17, 19, 20, 21

U.S. Offices: Alaska 907 677 3520 Clovis 559 452 0182 Denver 303 985 1333 Elko 775 753 4151 Reno 775 828 6800 Tucson 520 544 3688	Canadian Offices: Saskatoon 306 955 4778 Sudbury 705 682 3270 Toronto 416 601 1445 Vancouver 604 681 4196 Yellowknife 867 873 8670	Group Offices: Africa Asia Australia Europe North America South America

SRK Consulting (U.S.), Inc.	Page 2

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SRK as to the form and context in which it appears.

Yours faithfully,

SRK Consulting (U.S.), Inc.

/s/ Fernando Rodrigues

Per: Fernando Rodrigues, BSc, MBA, MAusIMM, MMSAQP

Practice Leader, Principal Consultant

February 2026